Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Palatin Technologies, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-33569, 333-56605, 333-64951, 333-72873, 333-84421, 333-52024, 333-54918, 333-74990, 333-100469, 333-101764, 333-104370, 333-112908, 333-128585, 333-132369, 333-140648, 333-146392, 333-170227, 333-174251, 333-183837, and 333-185113) on Form S-3 and the registration statements (Nos. 333-57079, 333-83876, 333-128854, 333-149093, 333-163158, 333-174257, and 333-191467) on Form S-8 of Palatin Technologies, Inc. of our report dated September 12, 2014, with respect to the consolidated balance sheets of Palatin Technologies, Inc. and subsidiary as of June 30, 2014 and 2013, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2014, which report appears in the June 30, 2014 annual report on Form 10-K of Palatin Technologies, Inc.

Philadelphia, Pennsylvania
September 12, 2014